Exhibit 10.2

PROMISSORY NOTE CONVERSION AGREEMENT

THIS PROMISSORY NOTE CONVERSION AGREEMENT (this “Agreement”) is entered into as of June     , 2015 by and between LaserLock Technologies, Inc., a Nevada corporation (the “Company”), and [NOTEHOLDER NAME] (the “Noteholder”).

W I T N E S S E T H:

WHEREAS, the Company has executed a [Promissory Note] in favor of Noteholder in the original aggregate principal amount of $[PRINCIPAL AMOUNT], dated [ISSUE DATE], a copy of which is attached hereto as Exhibit A (the “Note”); and

WHEREAS, the current outstanding principal and interest amount due under the Note (including principal and accrued but unpaid interest) is $[CURRENT AMOUNT], which the Company and Noteholder desire to convert into shares of Common Stock, $0.001 par value of the Company (the “Common Stock”).

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.	Conversion to Common Stock . Notwithstanding any term or provision of the Note to the contrary, this Agreement shall be effective (the “Effective Date”) upon the satisfaction of all of the conditions set forth in Article II of that certain Master Acquisition Agreement, dated as of June [ ], 2015, attached hereto as Exhibit B (the “Master Acquisition Agreement”), and the entire amount outstanding under the Note (including principal and accrued but unpaid interest) shall be converted into shares of Common Stock, at a conversion rate of one share of Common Stock for each $0.018 of principal and accrued but unpaid interest due under the Note through the Effective Date, which, for purposes of this Agreement, the Noteholder and the Company agree shall be equal to an aggregate of [NUMBER COMMON SHARES] shares of Common Stock. Upon the Effective Date and return of the original Note as described below, the Company shall instruct its transfer agent to issue such shares of Common Stock to the Noteholder at the address on the signature page hereto.

2.	Return of Note; Release. Upon the Effective Date, the Note shall be deemed to be cancelled, paid in full and of no further force or effect and the Noteholder shall have no rights thereunder. Upon the execution of this Agreement, the Noteholder shall return the original Note to the Company marked “CANCELLED: PAID IN FULL”, to be held by the Company until the Effective Date. As of the Effective Date, Noteholder and Company hereby forever releases, discharges, acquits and forever forgives the other party and respective its shareholders, directors, officers, employees and agents from any and all claims, suits, actions, demands, liabilities and proceedings of every nature and description, known and unknown, arising out of or pursuant to the Note.

3.

Restricted Stock. The Common Stock to be issued hereunder has not been registered with the United States Securities and Exchange Commission or with the securities regulatory authority of any state. The Common Stock is subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale, and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the “Act”), and the applicable state securities laws, pursuant to registration thereunder or exemption therefrom.

4.	Noteholder Representations. The Company is issuing the Common Stock to the Noteholder in reliance upon the following representations made by the Noteholder:

(a)	Noteholder is an “accredited investor” within the meanings set forth in Rule 501(a) of Regulation D under the Act (17 C.F.R. § 230.501(a)). The Common Stock is being acquired by Noteholder for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and Noteholder has no present intention of selling, granting any participation in or otherwise distributing the same.

(b)	Noteholder:

(i)	has had, and continues to have, access to detailed information with respect to the business, financial condition, results of operations and prospects of the Company;

(ii)	has received or has been provided access to all material information concerning an investment in the Company; and

(iii)	has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers, directors and representatives of the Company to the extent necessary to evaluate the merits and risks related to an investment in the Company represented by Common Stock.

(c)	As a result of Noteholder’s study of the aforementioned information and Noteholder’s prior overall experience in financial matters, and Noteholder’s familiarity with the nature of businesses such as the Company, Noteholder is properly able to evaluate the capital structure of the Company, the business of the Company, and the risks inherent therein.

(d)	The Noteholder is the beneficial owner of the Note free and clear of any liens, security interests, encumbrances or other like items and is conveying good title to the Note back to the Company. The Note is the only Promissory Note that Noteholder holds in relation to Company and that there is no further indebtedness owed by the Company to the Noteholder.

(e)	Noteholder’s financial condition is such that Noteholder can afford to bear the economic risk of holding the Common Stock, and to suffer a complete loss of Noteholder’s investment in the Company represented by the Common Stock.

(f)	Noteholder’s principal residence is as set forth on the signature page hereto

5.	Miscellaneous.

(a)	This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.

(b)	This Agreement, together with the Master Acquisition Agreement, constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties. To the extent any terms of the Note are inconsistent with the provisions of this Agreement, Noteholder waives the application of such inconsistent provision and covenants and agrees that the terms of this Agreement shall control.

(c)	Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

(d)	Each party to this Agreement hereby represents and warrants to the other party that

(i)	the execution, performance and delivery of this Agreement has been authorized by all necessary action by such party;

(ii)	the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and

(iii)	the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

(e)	This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument.

[SIGNATURES CONTAINED ON FOLLOWING PAGE.]

IN WITNESS WHEREOF, the parties have executed this Promissory Note Conversion Agreement as of the date set forth above.

COMPANY:		NOTEHOLDER:

LASERLOCK TECHNOLOGIES, INC.		[ ]

By:		By:

Name:	Paul Donfried	Name:

Title:	Chief Executive Officer	Title:

Address:	591 Cone Hill Road Richmond, MA 01254	Address:

Telephone:	(202) 400-3700, x120
Telephone:
Facsimile:	(413) 698-8396
Facsimile:
E-Mail:	pdonfried@laserlocktech.com

E-Mail:

EXHIBIT A

COPY OF NOTE

EXHIBIT B

MASTER ACQUISITION AGREEMENT